UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 9th Fl

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VRAR	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On July 6, 2021, The Glimpse Group, Inc. (the “Company”) completed an initial public offering (“IPO”) of 1,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Shares were sold at a price of $7.00 per share, generating gross proceeds to the Company of approximately $11,550,000. The Company granted the underwriters in the IPO a 45-day option to purchase up to 262,500 additional shares (the “Option Shares”) of Common Stock solely to cover over-allotments, if any. Simultaneously with the closing of the IPO, the Company consummated the sale of all additional 262,500 Option Shares that were subject to the underwriters’ over-allotment option.

A registration statement on Form S-1 (File No. 333-255049) relating to the IPO was initially filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2021, and was declared effective by the SEC on June 30, 2021.

A copy of the press release announcing the closing of the IPO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	Press release, dated July 6, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2021

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer